EXHIBIT 99.1

Oblong Announces Financial Results for Third Quarter 2024 and Provides Business Update

November 7, 2024 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), an innovator in collaboration solutions, today reported financial results for the three and nine months ended September 30, 2024, and provided updates on the Company’s business and strategy.

"As of September 30, 2024, our financial footing remains strong, with $5.6 million in cash and zero debt. We further boosted liquidity in October with an additional $231,000 from common stock warrant exercises and streamlined operations to increase efficiency, resulting in expected annual savings of $1.2 million. With this solid financial position, we believe we’re on track to maintain momentum into mid-2026. In September 2024, we proudly regained full compliance with Nasdaq's listing standards. Our focus is now on identifying impactful growth avenues, including mergers and acquisitions, to fuel a new phase of expansion. We're exploring a range of strategic possibilities—from potential business combinations and reverse mergers to a potential sale of certain assets to further expand liquidity and narrow our operating focus. Each pathway is being evaluated to maximize sustainable growth and unlock new value for our stakeholders," said Peter Holst, CEO of Oblong.

Third Quarter 2024 Financial Results

•	As of September 30, 2024, the Company had $5.6 million of cash and cash equivalents and no debt.

•	The Company received net cash proceeds of $0.7 million during the third quarter of 2024 from the exercise of common warrants.

•	Total revenue was $0.6 million for the third quarter of 2024 versus $0.9 million for the third quarter of 2023.

•	Net loss was $1.0 million for the third quarter of 2024 compared to $0.9 million for the third quarter of 2023.

•

Adjusted EBITDA (“AEBITDA”) loss was $1.0 million for the third of 2024 compared to $0.8 million for the third quarter of 2023. AEBITDA loss is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” for a reconciliation of this non-GAAP financial measure to net loss.

Non-GAAP Financial Information

Adjusted EBITDA (“AEBITDA”) loss, a non-GAAP financial measure, is defined as net loss before amortization, stock-based compensation and expense, severance, impairment charges, casualty gain (insurance proceeds), income tax expense, and interest income, net. AEBITDA loss is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA loss is an important measure used by management to assess the operating performance of the Company and to compare such performance between periods. AEBITDA loss as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA loss should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow used in operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A GAAP to non-GAAP reconciliation of net loss to AEBITDA loss is shown under “GAAP to Non-GAAP Reconciliation” later in this release.

About Oblong, Inc.

Oblong (Nasdaq:OBLG) provides innovative and patented technologies that change the way people work, create, and communicate. Oblong’s flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 and enterprise customers. For more information, visit www.oblong.com and Oblong’s Twitter and Facebook pages.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) the Company's exploration of strategic alternatives, including the Company’s goal to forge partnerships with select early-stage technology companies and the mission to deliver innovative technology solutions, and (ii) the Company’s liquidity and operating expense projections. There can be no assurance that the strategic review being undertaken will result in a merger, sale or other business combination involving the Company. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2023 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact

David Clark

investors@oblong.com

(213) 683-8863 ext. 5

OBLONG, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands, except shares, par value, and stated value)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$5,619	$5,990
Accounts receivable, net	33	424
Inventory, net	50	239
Prepaid expenses and other current assets	283	243
Total current assets	5,985	6,896
Operating lease - right of use asset, net	—	17
Other assets	8	12
Total assets	$5,993	$6,925
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	93	211
Accrued expenses and other current liabilities	1,175	1,038
Current portion of deferred revenue	52	132
Operating lease liabilities	—	17
Total current liabilities	1,320	1,398
Long-term liabilities:
Deferred revenue, net of current portion	2	26
Total liabilities	1,322	1,424
Commitments and contingencies (see Note 9)
Stockholders’ equity:
Preferred stock Series F, convertible; $0.0001 par value; $560,884 stated value; 42,000 shares authorized, 545 and 1,930 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value; 150,000,000 shares authorized; 1,071,545 shares issued and 1,071,356 shares outstanding at September 30, 2024 and 573,644 shares issued and 573,455 outstanding at December 31, 2023	—	—
Treasury Stock, 189 common shares	(181)	(181)
Additional paid-in capital	236,242	233,913
Accumulated deficit	(231,390)	(228,231)
Total stockholders' equity	4,671	5,501
Total liabilities and stockholders’ equity	5,993	6,925

OBLONG, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue	$578	$872	$1,815	$2,866
Cost of revenue (exclusive of amortization)	499	648	1,619	2,244
Gross profit	79	224	196	622
Operating expenses:
Research and development	38	5	153	16
Sales and marketing	66	81	177	241
General and administrative	1,047	977	3,140	3,723
Amortization	—	86	—	259
Impairment charges	—	—	—	2
Casualty gain (insurance proceeds)	—	—	—	(400)
Total operating expenses	1,151	1,149	3,470	3,841
Operating loss	(1,072)	(925)	(3,274)	(3,219)
Interest income, net	(32)	(30)	(124)	(94)
Loss before income taxes	(1,040)	(895)	(3,150)	(3,125)
Income tax expense	—	—	9	38
Net loss	$(1,040)	$(895)	$(3,159)	$(3,163)

GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net loss	$(1,040)	$(895)	$(3,159)	$(3,163)
Amortization	-	86	-	259
Interest income, net	(32)	(30)	(124)	(94)
Income tax expense	-	-	9	38
Impairment charges	-	-	-	2
Casualty gain (insurance proceeds)	-	-	-	(400)
Severance	106	-	106	-
Stock-based compensation and expense	-	31	62	473
Adjusted EBITDA loss	$(966)	$(808)	$(3,106)	$(2,885)